FORM 8-A
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                      ____________________

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                     SBC Communications Inc.
     (Exact name of registrant as specified in its charter)

           Delaware                           I.R.S.
  (State of incorporation or                Employer
         organization)                Identification Number
                                           43-1301883

       175 East Houston
      San Antonio, Texas                   78205-2233
     (Address of principal                 (Zip Code)
      executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class to be so    Name of Each Exchange on Which
         Registered              Each Class is to be Registered

  ___% Exchangeable Notes Due    New York Stock Exchange
        March 15, 2001



Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        (Title of class)

                     ______________________




   If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
     Instruction A(c)(1) please check the following box. ___

   If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
               please check the following box. ___



Item 1.  Description of Registrant's Securities to be Registered.

     For a full description of the __% Exchangeable Notes Due March 15, 2001 (the "DECS") being registered hereby, reference is hereby made to the information under the caption "Description of Debt Securities" in the Prospectus which constitutes a part of a Registration Statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission (Registration No. 33-56909), and the information under the caption "Description of the DECS" in the Prospectus Supplement dated March 13, 1997 relating to the DECS filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (File No. 33-56909), which information is incorporated herein by reference.

Item 2.  Exhibits

     Exhibits identified below, on file with the Securities and Exchange Commission, are incorporated by reference as exhibits hereto.

Exhibit Number

4-a Form of indenture between Southwestern Bell Corporation, as Issuer and Registrant, and The Bank of New York, as Trustee, dated as of November 1, 1994. (Exhibit 4-a to Registration
     Statement No. 33-56909).

99 Registration Statement of the registrant on Form S-3, as as amended (Registration Statement No. 33-56909)

                           SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SBC COMMUNICATIONS INC.


Dated:  March 18, 1997    By: _/s/ Alfred Richter, Jr._
                              Alfred Richter, Jr.
                              Senior Vice President